Exhibit 23.4

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2013 Equity Compensation Plan of SFX Entertainment, Inc. of our report dated May 24, 2013, with respect to the consolidated financial statements of ID&T Holding B.V.  included in SFX Entertainment, Inc.’s Form S-1 (File No. 333-189564), filed with the Securities and Exchange Commission.

/s/ Ernst & Young Accountants LLP

Amsterdam, The Netherlands
November 8, 2013